(d)(1)(ii)

May 1, 2019

Mr. Todd Modic

Senior Vice President

Voya Investments, LLC

7337 East Doubletree Ranch Road

Suite 100

Scottsdale, AZ 85258

Dear Mr. Modic:

Pursuant to the Investment Management Agreement, dated May 1, 2017, between Voya Partners, Inc. (“VPI”) and Voya Investments, LLC (the “Agreement”), we hereby notify you of our intention to modify the annual investment management fee rate for Voya International High Dividend Low Volatility Portfolio (formerly, VY® Templeton Foreign Equity Portfolio, the “Portfolio”), a series of VPI, effective on May 1, 2019, upon all of the terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by amending Schedule A of the Agreement.  The Amended Schedule A, which indicates the modified annual investment management fee rate for the Portfolio, is attached hereto.

Please signify your acceptance to the modified annual investment management fee rate for the aforementioned Portfolio by signing below.

Very sincerely,

		By:	/s/ Kimberly A. Anderson
Kimberly A. Anderson
Senior Vice President
Voya Partners, Inc.

ACCEPTED AND AGREED TO:
Voya Investments, LLC

By:	/s/ Todd Modic
Name:	Todd Modic
Title:	Senior Vice President, Duly Authorized

AMENDED SCHEDULE A

with respect to the

INVESTMENT MANAGEMENT AGREEMENT

between

VOYA PARTNERS, INC.

and

VOYA INVESTMENTS, LLC

Series	Annual Management Fee
(as a percentage of average daily net assets)

VY® American Century Small-Mid Cap Value Portfolio	1.100% on the first $250 million of assets; 1.050% on the next $250 million of assets; and 1.000% thereafter

VY® Baron Growth Portfolio	0.950% of the first $1 billion of assets; 0.925% on the next $1 billion of assets; and 0.900% thereafter

VY® Columbia Contrarian Core Portfolio	0.900% on the first $500 million of assets; 0.850% on the next $500 million of assets; and 0.800% thereafter

VY® Columbia Small Cap Value II Portfolio	0.850% on all assets

Voya Global Bond Portfolio	0.600% on the first $4 billion of assets; 0.575% on the next $1 billion of assets; 0.550% on the next $1 billion of assets; and 0.530% thereafter

Voya Index Solution 2020 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

(1)     “Direct Investments” shall mean assets which are not Underlying Funds.

(2)     “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Voya Index Solution 2025 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Index Solution 2030 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Index Solution 2035 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Index Solution 2040 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Index Solution 2045 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Index Solution 2050 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Index Solution 2055 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

(1)     “Direct Investments” shall mean assets which are not Underlying Funds.

(2)     “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Voya Index Solution 2060 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Index Solution Income Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya International High Dividend Low Volatility Portfolio (formerly, VY® Templeton Foreign Equity Portfolio)	0.600% on all assets

VY® Invesco Comstock Portfolio	0.700% on all assets

VY® Invesco Equity and Income Portfolio	0.650% on the first $750 million of assets; 0.630% on the next $250 million of assets; and 0.610% thereafter

VY® JPMorgan Mid Cap Value Portfolio	0.850% on the first $500 million of assets; 0.750% on the next $500 million of assets; and 0.700% thereafter

VY® Oppenheimer Global Portfolio	0.700% on the first $3 billion of assets; 0.680% on the next $1 billion of assets; 0.670% on the next 4 billion of assets; and 0.660% thereafter

VY® Pioneer High Yield Portfolio	0.700% on the first $2 billion of assets; 0.600% on the next $1 billion of assets; 0.500% on the next $1 billion of assets; and 0.400% thereafter

Voya Solution 2020 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

(1)     “Direct Investments” shall mean assets which are not Underlying Funds.

(2)     “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Voya Solution 2025 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution 2030 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution 2035 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution 2040 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution 2045 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution 2050 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution 2055 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

(1)     “Direct Investments” shall mean assets which are not Underlying Funds.

(2)     “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Annual Management Fee
(as a percentage of average daily net assets)

Voya Solution 2060 Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution Aggressive Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution Balanced Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution Conservative Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution Income Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

Voya Solution Moderately Aggressive Portfolio	Direct Investments(1) 0.400% Underlying Funds(2) 0.200% on assets

Voya Solution Moderately Conservative Portfolio	Direct Investments(1) 0.400% on assets Underlying Funds(2) 0.200% on assets

(1)     “Direct Investments” shall mean assets which are not Underlying Funds.

(2)     “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.

Series	Annual Management Fee
(as a percentage of average daily net assets)

VY® T. Rowe Price Diversified Mid Cap Growth Portfolio	0.740% on all assets

VY® T. Rowe Price Growth Equity Portfolio	0.700% on all assets

(1)     “Direct Investments” shall mean assets which are not Underlying Funds.

(2)     “Underlying Funds” shall mean open-end investment companies registered under the 1940 Act within the Voya family of funds.  The phrase “family of funds” shall have the same meaning as “fund complex” as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017.